EXHIBIT 99.2
                                                                  ------------

                        PRO FORMA FINANCIAL INFORMATION

(26) Unaudited Pro Forma Financial Information. The following unaudited pro forma information reflects the historical combined condensed consolidated financial data of NiSource and Columbia after accounting for the merger as a purchase business combination. Accordingly, you should read the following information together with the historical consolidated financial statements of NiSource and Columbia and all related notes. The unaudited pro forma combined condensed consolidated balance sheet assumes the merger was completed as of September 30, 2000. The unaudited pro forma combined condensed consolidated statements of income from continuing operations assumes the merger was completed at the beginning of the periods stated.

         The information presented below is not necessarily indicative of the results of operations that would have occurred had the merger actually been completed at the beginning of the periods stated, or the actual financial position that would have resulted had the merger actually been completed on September 30, 2000. The information is also not necessarily indicative of the future results of operations or financial position of New NiSource. In addition, NiSource management has identified significant synergies and merger savings which are not reflected in the pro forma combined condensed consolidated financial data. NiSource expects to record a restructuring charge during the fourth quarter of 2000 reflecting costs associated with a workforce reduction and other merger-related costs. NiSource has not yet quantified the amount of this charge.

         The information below reflects completion of the merger using a holding company structure, which involves the creation of a new holding company, currently named New NiSource, and two separate but concurrent mergers. In this merger, a wholly-owned subsidiary of New NiSource will merge into NiSource. In the other merger, a second wholly-owned subsidiary of New NiSource will merge into Columbia. NiSource and Columbia will be the surviving corporations in those mergers and will be wholly-owned by New NiSource. Immediately after these mergers, NiSource will merge into New NiSource. New NiSource will then change its name to "NiSource Inc." and will serve as a holding company for Columbia and its subsidiaries and the subsidiaries of NiSource.

         The pro forma combined condensed consolidated financial data assume that 30% of Columbia's shares are each exchanged for 3.04414 New NiSource common shares, and 70% of Columbia's shares are exchanged for $70 in cash plus $2.60 stated amount of a SAILS. The total aggregated purchase price for the transaction using this assumption is approximately $5.8 billion.

         The merger is being accounted for by the purchase method. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The accompanying allocation anticipates that the fair market value of Columbia's regulated operations reasonably approximates the underlying book values of these operations. As a result, the purchase price paid in excess of the estimated fair value of non-regulated operations and the book value, which is a proxy for fair value, of regulated operations has been allocated to goodwill. Allocations included in the pro forma combined condensed consolidated financial statements are based on analyses that are not yet completed. Management continues to assess the strategic nature and fit of certain assets and operations of the combined entity. Additionally, management continues to assess financial exposure to litigation, environmental, regulatory and other similar contingencies as part of the merger. Another ongoing assessment includes the requirements to fulfill the combined company's human resource needs. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in the accompanying pro forma statements.

         On October 30, 2000 NiSource received an order from the SEC approving the merger. This order requires NiSource to dispose of its water operations three years from the date of the merger. Management has not developed a formal plan of disposition responsive to the order and, accordingly, has not reflected the water operations as a discontinued operation or assets held for sale.

         The pro forma financial statements and notes should be read in conjunction with the historical consolidated financial statements and related notes of NiSource and CEG. These statements were prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are not necessarily reflective of the actual or future results of operations or financial position of the combined company.

                                                           New NiSource Inc.
                                      Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
                                                       as of September 30, 2000

                                                                                                              Pro Forma
(Dollars in thousands)                                 NiSource           CEG         Adjustments            Consolidated
                                                     =============   =============   =============          =============
Assets
    Property, Plant and Equipment:
      Net Utility Plant                              $   4,773,669   $   4,313,300   $          --          $   9,086,969
      Net Other Plant                                      127,841         628,500         219,573 G              975,914
                                                     -------------   -------------   -------------          -------------
           Total Property, Plant and Equipment           4,901,510       4,941,800         219,573             10,062,883
                                                     -------------   -------------   -------------          -------------

Investments:
     Investment in unconsolidated affiliates               165,484         305,600         (12,773) L             458,311
     Other                                                  34,345         171,700        (134,600) O             71,445
                                                     -------------   -------------   -------------          -------------
           Total Investments                               199,829         477,300        (147,373)               529,756
                                                     -------------   -------------   -------------          -------------

Current Assets:
     Cash and cash equivalents                              51,029          30,300              --                 81,329
     Accounts receivable, less reserve                     425,216         278,300              --                703,516
     Exchange gas                                               --         458,400              --                458,400
     Energy adjustment clauses                              94,280          92,300              --                186,580
     Other inventories                                      90,273          14,600              --                104,873
     Natural gas in storage                                190,928         236,500              --                427,428
     Price risk management assets                          447,219              --              --                447,219
     Prepayments and other current assets                   45,774         200,400              --                246,174
                                                     -------------   -------------   -------------          -------------
           Total Current Assets                          1,344,719       1,310,800              --              2,655,519
                                                     -------------   -------------   -------------          -------------

 Other Assets
     Regulatory assets                                     205,958         344,900              --                550,858
     Intangible assets, less accumulated provision
       for amortization                                     75,183           3,300       3,539,347 A,O          3,617,830
     Prepayments and other assets                          356,968          22,400          48,050 J              427,418
                                                     -------------   -------------   -------------          -------------
           Total Other Assets                              638,109         370,600       3,587,397              4,596,106
                                                     -------------   -------------   -------------          -------------
                                                     $   7,084,167   $   7,100,500   $   3,659,597          $  17,844,264
                                                     =============   =============   =============          =============


See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.


                                                           New NiSource Inc.
                                      Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
                                                       as of September 30, 2000

                                                                                                              Pro Forma
(Dollars in thousands)                                 NiSource           CEG         Adjustments            Consolidated
                                                     =============   =============   =============          =============
Capitalization and Liabilities

Capitalization:

    Common stock - without par                       $     870,930   $          --   $    (870,930)D        $          --
    Common stock, $.01 par value                                --             800            (800)D                   --
    Common stock, $.01 par value                                --              --           1,938 E                1,938
    Additional paid-in capital                             172,649       1,617,000         498,048 D,E,L        2,287,697
    Treasury shares                                       (516,065)       (249,100)        765,165 K                   --
    Retained earnings                                      824,551         665,600        (665,600)D              824,551
                                                     -------------   -------------   -------------          -------------
          Common Shareholders' Equity                    1,352,065       2,034,300        (272,179)             3,114,186
                                                     -------------   -------------   -------------          -------------

    Cumulative Preferred Stock                             135,811              --              --                135,811
     Company-obligated preferred securities of
     subsidiary trust holding solely Company
     debentures                                            345,000              --              --                345,000
     SAILS                                                      --              --         106,100 M              106,100
     Long-term debt, less current portion                1,737,291       1,639,200       2,494,563 I,N          5,871,054
                                                     -------------   -------------   -------------          -------------
          Total Capitalization                           3,570,167       3,673,500       2,328,484              9,572,151
                                                     -------------   -------------   -------------          -------------

Current Liabilities:
    Current portion of long-term debt                       89,420         311,100              --                400,520
    Short term borrowings                                  748,608              --       3,828,916 H            4,577,524
    Short term borrowings                                       --          54,100      (2,628,916)I           (2,574,816)
    Accounts payable                                       368,020         238,700              --                606,720
    Dividends declared on common and preferred stocks       33,679              --              --                 33,679
    Transportation and exchange gas                             --         223,700              --                223,700
    Taxes accrued                                           26,478         144,500              --                170,978
    Interest accrued                                        27,425          75,600              --                103,025
    Price risk management liabilities                      453,302              --              --                453,302
    Deferred revenue                                            --         436,000              --                436,00
    Other accruals                                         220,642         321,600              --                542,242
                                                     -------------   -------------   -------------          -------------
          Total Current Liabilities                      1,967,574       1,805,300       1,200,000              4,972,874
                                                     -------------   -------------   -------------          -------------

Other:
    Deferred income taxes                                  931,922         741,100          83,262 G            1,756,284
    Deferred investment tax credits, being
      amortized over life of related property               89,217          31,600              --                120,817
    Deferred credits                                       112,609              --              --                112,609
    Deferred revenue                                            --         512,200              --                512,200
    Customers advances and contributions in aid to
      construction                                         157,475          21,900              --                179,375
    Accrued liability for postretirement benefits          169,305         116,700              --                286,005
    Other                                                   85,898         198,200          47,851  J             331,949
                                                     -------------   -------------   -------------          -------------
          Total Other                                    1,546,426       1,621,700         131,113              3,299,239
                                                     -------------   -------------   -------------          -------------
                                                     $   7,084,167   $   7,100,500   $   3,659,597          $  17,844,264
                                                     =============   =============   =============          =============

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.




                                                           New NiSource Inc.
                         Unaudited Pro Forma Combined Condensed Statement of Income from Continuing Operations
                                                For Nine Months Ended September 30, 2000

                                                                                                              Pro Forma
(Dollars in thousands, except for per share amounts)   NiSource           CEG         Adjustments            Consolidated
                                                     =============   =============   =============          =============
Operating Revenues                                   $   2,996,066   $   1,828,300   $          --          $   4,824,366
Cost of Sales                                            1,835,891         468,300              --              2,304,191
                                                     -------------   -------------   -------------          -------------
Operating Margin                                         1,160,175       1,360,000              --              2,520,175
                                                     -------------   -------------   -------------          -------------

Operating Expenses and Taxes (except income) :
  Operation and maintenance                                458,213         638,900          (7,500)P            1,089,613
  Settlement of supply charges                                  --              --              --                     --
  Depreciation, depletion and amortization                 253,217         153,000          74,597 F              480,814
  Taxes (except income)                                     73,170         141,300              --                214,470
                                                     -------------   -------------   -------------          -------------
                                                           784,600         933,200          67,097              1,784,897
                                                     -------------   -------------   -------------          -------------
Operating Income                                           375,574         426,800         (67,097)               733,660
                                                     -------------   -------------   -------------          -------------

Other Income (Deductions)                                   59,861Q        103,800Q             --                163,661
                                                     -------------   -------------   -------------          -------------
                                                           435,436         530,600         (67,097)               898,939
                                                     -------------   -------------   -------------          -------------

Interest and Other Charges:
  Interest expense                                         146,304         139,200         230,789 B              516,293
  Minority interest                                         15,266              --              --                 15,266
  Dividend requirements on  preferred stock of
    subsidiaries                                             6,045              --              --                  6,045
                                                     -------------   -------------   -------------          -------------
        Total                                              167,615         139,200         230,789                537,604
                                                     -------------   -------------   -------------          -------------

Income Before Income Taxes                                 267,821         391,400        (297,886)               361,335
                                                     -------------   -------------   -------------          -------------

Income Taxes                                               112,792Q        145,600Q        (87,793)C,F,P          170,599
                                                     -------------   -------------   -------------          -------------

Net Income from continuing operations                      155,029         245,800        (210,093)               190,736
                                                     =============   =============   =============          =============
Average common shares outstanding - basic                  121,652          80,163              --                201,815
Common shares retired                                           --              --         (80,163)D              (80,163)
Common shares issued                                            --              --          54,351 E               54,351
Average number of common shares                                 --              --               -                176,003
Diluted shares                                               3,628             767            (767)D                3,628
                                                     -------------   -------------   -------------          -------------
        Total Diluted Shares                               125,280          80,930              --                179,631

Basic earnings per average common share from
 continuing operations                               $        1.27   $        3.06              --          $        1.08
                                                     =============   =============   =============          =============

Diluted earnings per average common share from
continuing operations                                $        1.23   $        3.03              --          $        1.06
                                                     =============   =============   =============          =============

Common shares outstanding at end of period (000)           121,320          79,530              --                175,671


See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.


                                                           New NiSource Inc.
                         Unaudited Pro Forma Combined Condensed Statement of Income from Continuing Operations
                                              For Twelve Months Ended September 30, 2000

                                                                                                              Pro Forma
(Dollars in thousands, except for per share amounts)   NiSource           CEG         Adjustments            Consolidated
                                                     =============   =============   =============          =============
Operating Revenues                                   $   3,880,751   $   2,620,000   $          --          $   6,500,751
Cost of Sales                                            2,318,352         683,400              --              3,001,752
                                                     -------------   -------------   -------------          -------------
Operating Margin                                         1,562,399       1,936,600              --              3,498,999
                                                     -------------   -------------   -------------          -------------

Operating Expenses and Taxes (except income) :
  Operation and maintenance                                637,042         862,200          (7,500)P            1,491,742
  Settlement of supply charges                                  --          (1,900)             --                 (1,900)
  Depreciation, depletion and amortization                 336,167         181,600          99,462 F              617,229
  Taxes (except income)                                     98,933         188,700              --                287,633
                                                     -------------   -------------   -------------          -------------
                                                         1,072,142       1,230,600          91,962              2,394,704
                                                     -------------   -------------   -------------          -------------
Operating Income                                           490,257         706,000         (91,962)             1,104,295
                                                     -------------   -------------   -------------          -------------

Other Income (Deductions)                                   51,287Q        118,500Q             --                169,787
                                                     -------------   -------------   -------------          -------------
                                                           541,544         524,500         (91,962)             1,274,082
                                                     -------------   -------------   -------------          -------------

Interest and Other Charges:
  Interest expense                                         193,543         187,800         307,718 B              689,061
  Minority interest                                         19,020              --              --                 19,020
  Dividend requirements on  preferred stock of
    subsidiaries                                             8,115              --              --                  8,115
                                                     -------------   -------------   -------------          -------------
        Total                                              220,678         187,800         307,718                716,196
                                                     -------------   -------------   -------------          -------------

Income Before Income Taxes                                 320,866         636,700        (399,680)               557,886
                                                     -------------   -------------   -------------          -------------

Income Taxes                                               132,881Q        219,800Q       (118,006)C,F,P          234,675
                                                     -------------   -------------   -------------          -------------

Net Income from continuing operations                      187,985         416,900        (281,674)               323,211
                                                     =============   =============   =============          =============
Average common shares outstanding - basic                  122,423          80,423              --                202,846
Common shares retired                                           --              --         (80,423)D              (80,423)
Common shares issued                                            --              --          72,468 E               72,468
Average number of common shares                                 --              --               -                194,891
Diluted shares                                               3,143             767            (767)D                3,143
                                                     -------------   -------------   -------------          -------------
        Total Diluted Shares                               125,566          81,190              --                198,034

Basic earnings per average common share from
 continuing operations                               $        1.53   $        5.18              --          $        1.65
                                                     =============   =============   =============          =============

Diluted earnings per average common share from
continuing operations                                $        1.49   $        5.13              --          $        1.63
                                                     =============   =============   =============          =============

Common shares outstanding at end of period (000)           121,320          79,530              --                193,788


See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.


                                                           New NiSource Inc.
                         Unaudited Pro Forma Combined Condensed Statement of Income from Continuing Operations
                                              For Twelve Months Ended September 30, 1999

                                                                                                              Pro Forma
(Dollars in thousands, except for per share amounts)   NiSource           CEG         Adjustments            Consolidated
                                                     =============   =============   =============          =============
Operating Revenues                                   $   3,144,576   $   2,800,900   $          --          $   5,945,476
Cost of Sales                                            1,651,051         892,900              --              2,543,951
                                                     -------------   -------------   -------------          -------------
Operating Margin                                         1,493,525       1,908,000              --              3,401,525
                                                     -------------   -------------   -------------          -------------

Operating Expenses and Taxes (except income) :
  Operation and maintenance                                617,016         838,600              -- O            1,455,616
  Settlement of supply charges                                  --         (31,700)             --                (31,700)
  Depreciation, depletion and amortization                 311,404         202,700          99,462 F               13,566
  Taxes (except income)                                    103,569         203,200              --                306,769
                                                     -------------   -------------   -------------          -------------
                                                         1,031,989       1,212,800          99,462              2,344,251
                                                     -------------   -------------   -------------          -------------
Operating Income                                           461,536         695,200         (99,462)             1,057,274
                                                     -------------   -------------   -------------          -------------

Other Income (Deductions)                                  (18,030)         34,900              --                 16,870
                                                     -------------   -------------   -------------          -------------
                                                           443,506         730,100         (99,462)             1,074,144
                                                     -------------   -------------   -------------          -------------

Interest and Other Charges:
  Interest expense                                         166,617         164,200         307,718 B              638,535
  Minority interest                                         17,693              --              --                 17,693
  Dividend requirements on preferred stock of
       subsidiaries                                          8,334              --              --                  8,334
                                                     -------------   -------------   -------------          -------------
        Total                                              192,644         164,200         307,718                664,562
                                                     -------------   -------------   -------------          -------------

Income Before Income Taxes                                 250,862         565,900        (407,180)               409,582
                                                     -------------   -------------   -------------          -------------

Income Taxes                                                90,448         178,100        (120,850)C,F,P          147,698
                                                     -------------   -------------   -------------          -------------

Net Income from continuing operations                      160,414         387,800        (286,330)               261,884
                                                     =============   =============   =============          =============
Average common shares outstanding - basic                  124,343          82,210              --                206,553
Common shares retired                                           --              --         (80,163)D              (82,210)
Common shares issued                                            --              --          72,468 E               72,468
Average number of common shares                                 --              --               -                196,811
Diluted shares                                                 996             499            (499)D                  996
                                                     -------------   -------------   -------------          -------------
        Total Diluted Shares                               125,339          82,709              --                197,807

Basic earnings per average common share from
 continuing operations                               $        1.29   $        4.71              --          $        1.33
                                                     =============   =============   =============          =============

Diluted earnings per average common share from
continuing operations                                $        1.28   $        4.68              --          $        1.32
                                                     =============   =============   =============          =============

Common shares outstanding at end of period (000)           124,139          81,305              --                196,607


See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

              Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statement

A. To reflect the purchase price allocation to goodwill. The adjustments include the step-up applied to Columbia common shares, estimated merger costs NiSource will incur and costs relating to certain compensation obligations, net of tax benefits.

        Weighted average consideration to be paid for Columbia common shares                     $           72.54
        Columbia Common Shares (in thousands):
        Outstanding at September 30, 2000 excluding shares held by NiSource                                 79,350
                                                                                                 -----------------
        Fair value of consideration                                                              $       5,756,084
        Less: Columbia's net equity at September 30, 2000                                                2,034,300
        Less: Profit from sale of electric facility                                                         86,300
        NiSource ownership of Columbia shares                                                               13,313
                                                                                                 -----------------
        Consideration in excess of Columbia book value                                           $       3,648,797
        Reserves for contractual obligations                                                                47,851
        Value of nonqualified stock options cashed out                                                     111,413
        Estimated merger costs                                                                              50,000
        Estimated tax benefits associated with non-qualified stock options
          and contractual obligations                                                                      (48,050)
                                                                                                 ------------------
        Allocable purchase price                                                                 $       3,810,010
        Less:
        Step-up allocated to non-utility properties, net of deferred taxes                                (136,311)
        Adjustment to CEG debt                                                                            (134,353)
                                                                                                 ------------------
        Amount allocated to goodwill                                                             $       3,539,346
                                                                                                 =================

        The weighted average consideration of $72.54 assumes that holders of 30% of Columbia's shares will elect to receive 3.04414 of New NiSource common shares and that the holders of 70% of the shares will receive
        $70 in cash and $2.60 stated amount of SAILS. The accompanying allocation anticipates that the fair market value of Columbia's regulated operations reasonably approximates the underlying book value of these operations. This allocation is based on analyses that are not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in the accompanying pro forma statements.

B. To adjust historical interest expense to reflect the cost of the increased indebtedness from completion of the merger. The pro forma statements assume a weighted average 7.8% per annum interest rate on the indebtedness incurred to complete the merger. A one-eighth percent variance from the assumed rate increases or decreases pre-tax interest expense by approximately $4.8 million on an annual basis.

C. To recognize the estimated pro forma income tax effect of additional interest expense reflected in adjustment (B).

D. To eliminate Columbia and NiSource common shareholders' equity and related common shares.

E. To reflect the issuance of 3.04414 shares of New NiSource common stock for each converted share of Columbia common stock and the issuance of one share of New NiSource common stock for each old NiSource common share.





F. To adjust historical depreciation, depletion and amortization expense for the preliminary purchase price allocation reflected in these pro forma financial statements. The amount allocated to goodwill reflects amortization on a straight-line basis over a 40-year period. The amount allocated to net other plant reflects amortization on a straight-line basis over a 20-year period. This adjustment also reflects the deferred income tax impact of amortizing the amount allocated to net other plant.

G. To reflect the allocation of purchase price to the exploration production properties including $219.6 million to net other plant and related deferred income taxes of $83.3 million.

H.      To reflect the issuance of $3.8 billion of short-term acquisition debt.

I. To reflect the reclassification of acquisition debt from short-term to long-term consistent with NiSource's intent and ability to refinance such amounts.

J. To reflect a liability of $47.9 million related to contractual obligations associated with employment agreements of Columbia including related tax benefits. The adjustment also reflects the estimated tax benefits associated with the cash out of Columbia stock options.

K.      To reflect the cancellation of NiSource and Columbia treasury shares.

L. To eliminate NiSource investments in Columbia common shares at September 30, 2000 and allocate to purchase price.

M. To reflect the fair value purchase price consideration of SAILS, units consisting of zero coupon securities and forward equity contracts.

N. To reflect the fair value adjustment of CEG's long term debt outstanding.

O. To reflect the sale of Columbia's electric facilities expected to be completed in the fourth quarter 2000. The adjustment reduces investments by $134.6 million and increases equity by $86.3 million.
        Net proceeds of $220.9 million will be used to reduce debt.

P. To reflect the elimination of compensation expense of certain CEG employees associated with additional amounts paid as a result of the merger, along with the related income tax effect.

Q. Other Income (Deductions) from continuing operations for the nine month and twelve month periods ended September 30, 2000 reflect pre-tax gains of $51.9 million for NiSource in connection with its disposition of MHP and $95.2 million for CEG in connection with the sale of Cove Point
        LNG.  Amounts included in Income Taxes related to these sales include
        $25.8 million for the disposition of MHP and $36.2 million for the sale of Cove Point LNG. Operating revenues, operating income and net income from continuing operations reflected in the accompanying unaudited pro forma combined condensed consolidated statements of income from continuing operations for MHP and Cove Point LNG are not significant to each company.




















































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